UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 31, 2011

Date of Report (Date of earliest event reported)

KapStone Paper and Packaging Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33494	20-2699372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Skokie Boulevard, Suite 300 Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip Code)

(847) 239-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On October 31, 2011, KapStone Paper and Packaging Corporation (“KapStone”) entered into a Credit Agreement (the “New Credit Agreement”) by and among KapStone Kraft Paper Corporation, as Borrower (“Borrower”), KapStone and certain subsidiaries of Borrower from time to time party thereto, as Guarantors, the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. The New Credit Agreement replaces KapStone’s existing Credit Agreement (the “Old Credit Agreement”)  (filed as Exhibit 99.1 to KapStone’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 12, 2008), which was fully repaid and terminated.

The New Credit Agreement provides for a senior secured credit facility in an initial aggregate principal amount of $525 million (the “Credit Facility”), consisting of an initial term loan in an aggregate principal amount of $375 million (the “Initial Term Loan”) and a revolving credit facility in an initial aggregate principal amount of $150 million (including a letter of credit sub-facility) (the “Revolver”).  The Credit Facility also includes an “accordion” feature which allows Borrower, subject to certain terms and conditions, to increase the commitments under the Credit Facility by up to $300 million.  The proceeds of the Initial Term Loan are expected to be used, together with cash on hand, (i) to finance Borrower’s acquisition of U.S. Corrugated Acquisition Inc. (“USC”) (as previously reported and as further described in Item 2.01 of this Current Report on Form 8-K), (ii) to pay certain transaction fees and expenses in connection with the acquisition of USC and entering into the New Credit Agreement, (iii) to repay certain existing indebtedness and (iv) to provide for ongoing working capital requirements and general corporate purposes. The repayment of borrowings under the Credit Facility is guaranteed by KapStone and Borrower’s domestic subsidiaries, and is secured by substantially all of the assets of KapStone, Borrower and such subsidiaries.  In certain unique circumstances, the repayment of borrowings under the Credit Facility may also be guaranteed by Borrower’s foreign subsidiaries.

Depending on the type of borrowing by Borrower, the applicable interest rate under the Credit Facility is calculated at a per annum rate equal to (a) LIBOR plus an applicable margin, which is currently 2.00% for Eurodollar loans, or (b) (i) the greatest of (x) the prime rate, (y) the federal funds effective rate plus 0.5% or (z) one-month LIBOR plus 1.00% plus (ii) an applicable margin, which is currently 1.00% for base rate loans.  The unused portion of the Revolver will also be subject to an unused fee that will be calculated at a per annum rate (the “Unused Fee Rate”), which is currently 0.40%.  Commencing with the delivery of the financial statements for the fiscal quarter ending December 31, 2011, the applicable margin for borrowings under the Credit Facility and the Unused Fee Rate will be determined by reference to a pricing grid based on KapStone’s total leverage ratio.  Under such pricing grid, the applicable margins for the Credit Facility will range from 1.50% to 2.50% for Eurodollar loans and from 0.50% to 1.50% for base rate loans, and the Unused Fee Rate will range from 0.30% to 0.50%.

The Credit Facility has a maturity date of October 31, 2016, but the outstanding amounts thereunder may be prepaid at any time without premium (except for certain customary break funding payments in connection with Eurodollar loans).  Net cash proceeds (in excess of certain minimum threshold amounts) from certain asset dispositions, the sale or issuance of equity securities, and the incurrence or issuance of certain indebtedness are subject to certain mandatory prepayment provisions.

The New Credit Agreement contains customary representations and warranties, conditions to borrowing and events of default, the occurrence of which would entitle lenders to accelerate the amounts outstanding.  The New Credit Agreement also contains covenants that restrict, among other things, the ability of KapStone and its subsidiaries to create liens, incur indebtedness and guarantees, make certain investments or acquisitions, merge or consolidate, dispose of assets, pay dividends, repurchase or redeem capital stock and subordinated indebtedness, change the nature of their businesses, enter into certain transactions with affiliates and make changes in accounting policies or practices except as required by generally accepted accounting principles.

The foregoing description of the Credit Facility and the New Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02                                             Termination of a Material Definitive Agreement.

On October 31, 2011, upon consummation of the Merger (as defined below), in connection with KapStone’s entry into the New Credit Agreement as disclosed in Item 1.01 of this Current Report on Form 8-K, KapStone terminated the Old Credit Agreement following the payment in full of all outstanding indebtedness thereunder.  There were no material early termination penalties incurred as a result of the termination of the Old Credit Agreement.

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

On October 31, 2011, pursuant to the Agreement and Plan of Merger, dated as of September 22, 2011, by and among Borrower, USC, Pine Merger Corp., Dennis Mehiel and Dennis Dorian Mehiel (the “Merger Agreement”), Borrower consummated its previously announced agreement to acquire USC from its stockholders by merger (the “Merger”) in a debt-free, cash-free transaction. The purchase price at closing was approximately $330 million and is subject to a post-closing target working capital adjustment. A portion of the aggregate cash purchase price was deposited into escrow to fund certain limited indemnity obligations of some of the pre-merger equityholders of USC to Borrower and the surviving corporation. USC and its subsidiaries operate a recycle paper mill in Cowpens, South Carolina and 20 converting facilities across the eastern and midwest United States.  Pursuant to the Merger Agreement, six of these converting facilities (and certain related assets) were disposed of by USC prior to closing and were not acquired by Borrower. As a result of the Merger, USC became a wholly owned subsidiary of Borrower and was renamed “KapStone Acquisition Inc.”

The acquisition was financed by cash on hand, $15 million previously deposited by Borrower in escrow in connection with its obligations pursuant to the Merger Agreement and borrowings under the Credit Facility.

The foregoing description of the Merger is not intended to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to KapStone’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 23, 2011 and is incorporated herein by reference.

Item 2.03                                            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01                                            Regulation FD Disclosure

On October 31, 2011, KapStone issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference, announcing the consummation of the Merger pursuant to the Merger Agreement.

Item 9.01                                            Financial Statements and Exhibits

(a)   Financial statements of businesses acquired.

KapStone intends to file with the Securities and Exchange Commission (the “Commission”) the historical financial statements and pro forma financial information with respect to USC required to be filed pursuant to Regulation S-X under the Securities Act of 1933, as amended, within 71 days of the date on which this Current Report on Form 8-K was required to be filed with the Commission.

(b)   Pro forma financial information.

See paragraph (a) above.

(d)   Exhibits

10.1                           Credit Agreement, dated as of October 31, 2011, by and among KapStone Paper and Packaging Corporation, KapStone Kraft Paper Corporation, as Borrower, the subsidiaries of Borrower named therein, as Guarantors, the lenders named therein, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Barclays Bank PLC, as Syndication Agent, and Fifth Third Bank and TD Bank, as co-Documentation Agents

99.1                           Press release of KapStone Paper and Packaging Corporation, dated October 31, 2011

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2011

KAPSTONE PAPER AND PACKAGING CORPORATION

	By:	/s/ Roger W. Stone
	Name:	Roger W. Stone
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Credit Agreement, dated as of October 31, 2011, by and among KapStone Paper and Packaging Corporation, KapStone Kraft Paper Corporation, as Borrower, the subsidiaries of Borrower named therein, as Guarantors, the lenders named therein, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Barclays Bank PLC, as Syndication Agent, and Fifth Third Bank and TD Bank, as co-Documentation Agents

99.1	Press release of KapStone Paper and Packaging Corporation, dated October 31, 2011